Exhibit 99.6

COLLABORATION AGREEMENT

Pfizer Inc, a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and ArQule Inc., a Delaware corporation, having an office at 19 Presidential Way, Woburn, MA 01801-5140 and its Affiliates (“ArQule”), enter into this Collaboration Agreement as of December 19, 2001 (“Effective Date”) to design, synthesize and provide Pfizer with pharmacologically relevant compounds, suited for incorporation into Pfizer’s screening file, together with related materials and information, on the terms and subject to the conditions set forth herein. This Agreement shall supercede the Technology Acquisition Agreement between Pfizer and ArQule dated as of July 19, 1999 (“1999 Agreement”), which 1999 Agreement shall terminate and be of no further force or effect as of the Effective Date.

1.	Definitions. Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings so specified.

1.1	“Affiliate” means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or ArQule; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or ArQule; or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or ArQule.

1.2	“Agreement Period” means the period beginning on the Effective Date and ending seven (7) years later, unless terminated earlier pursuant to Section 8.

1.3	“AMAP System” means the AMAP™ Parallel Synthesis System described in Exhibit A and located at ArQule’s Medford, MA production facility (“Medford”), that functions as a combinatorial chemistry synthesis platform comprising Library Protocols, automated transformations, robotic chemical process workstations, workflow procedures, compound purification systems, analytical systems, user interface software, library design software and information management software.

1.4	“ArQule Confidential Information” means all information about any element of the ArQule Technology which is disclosed by ArQule to Pfizer, and designated “Confidential” in writing by ArQule at the time of disclosure or within thirty (30) days following disclosure.

1.5	“ArQule Design Tools” means the design tools and informatics systems described on and made part of this Agreement as Exhibit B.

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A “*”.

1.6	“ArQule Technology” means all Related Technology (including but not limited to ArQule’s AMAP™ Parallel Synthesis System and ArQule Design Tools), which is or was developed by employees of or consultants to ArQule alone or jointly with third parties prior to the Effective Date, or acquired by purchase, license, assignment or other means from third parties by ArQule prior to the Effective Date; and improvements related solely to the foregoing.

Notwithstanding the foregoing, ArQule Technology shall not include any Related Technology that ArQule does not have the right to license, sublicense, or practice without the consent of or payment to a third party.

1.7	“Calendar Quarter” means any calendar quarter during the Agreement Period, provided, however, that the first Calendar Quarter of the Agreement shall mean the time period including any remaining days in 2001 on and following the Effective Date and the first calendar quarter in 2002.

1.8	“Collaboration Program” is the program to produce Pfizer Compounds as conducted by Pfizer and ArQule pursuant to the Project Plan.

1.9	“Library Protocols” means the documented compound library synthesis protocols that ArQule has fully validated in connection with the Collaboration Program on the AMAP System, together with associated know-how and trade secrets.

1.10	“Party” means ArQule or Pfizer, and “Parties” means ArQule and Pfizer.

1.11	“Pfizer Compounds” means the compounds produced or designed, their intermediates, and the protocols used to produce those compounds, pursuant to the Collaboration Program, and all * related to such compounds.

1.12	“Pfizer Confidential Information” means all information about any element of Pfizer Technology which is disclosed by Pfizer to ArQule and designated “Confidential” in writing by Pfizer at the time of disclosure or within thirty (30) days following disclosure.

1.13	“Pfizer Technology” means all Related Technology that is or was developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date, or acquired by purchase, license, assignment or other means from third parties by Pfizer prior to the Effective Date; and improvements related solely to the foregoing.

Notwithstanding the foregoing, Pfizer Technology shall not include any Related Technology that Pfizer does not have the right to license, sublicense, or practice without the consent of or payment to a third party.

1.14	“*” are a * but not limited to *. This *.

1.15	“Program Technology” means all Related Technology that is or was:

a.	developed by employees of or consultants to ArQule or Pfizer solely or jointly in the course of performing the Collaboration Program; and

b.	acquired by purchase, license, assignment or other means from third parties by either of the Parties in the course of performing the Collaboration Program; and

c.	improvements related solely to the foregoing.

Program Technology shall not include Pfizer Compounds.

1.16	“Project Plan” means the written plan describing the Collaboration Program to be carried out by Pfizer and ArQule pursuant to this Agreement for the Agreement Period, attached to and made a part of this Agreement as Exhibit C.

1.17	“Production Goals” mean (i) the number of Pfizer Compounds; (ii) the number of Pfizer Compound libraries and the number of intermediates to be produced for each library; and (iii) the chemical and physical specifications for Pfizer Compounds and such libraries, as detailed in the Project Plan.

1.18	“Related Technology” means and includes, solely to the extent relating to the Collaboration Program, all data, materials, specific chemical compounds and intermediates thereof, synthetic and manufacturing procedures, technical and non-technical information, know-how, expertise and trade secrets.

2.	Collaboration Program.

2.1	Purpose. ArQule and Pfizer shall diligently conduct the Collaboration Program throughout the Agreement Period in accordance with the Project Plan.

2.2	Project Plan. The Steering Committee shall review and amend, if necessary, the Project Plan. Any amendments to the Project Plan shall be appended to Exhibit C and made part of this Agreement.

2.3	Production Goals.

a.	ArQule shall use reasonably diligent efforts to achieve all Production Goals during the Agreement Period. For purposes of determining satisfaction of Production Goals, “Pfizer Compounds” shall mean only those compounds produced pursuant to the Collaboration Program.

b.	Compounds produced during the Agreement Period that fail to satisfy the specifications identified in the Project Plan will not count towards ArQule’s Production Goals and, subject to the cure provision set forth in Section 4.1(b), ArQule will destroy any such compounds, unless Pfizer notifies ArQule to the contrary in writing, within thirty (30) days of the end of the Calendar Quarter in which such compounds were produced.

c.	Pfizer shall have the right to * Pfizer Compounds in the Production Goals anytime after the * anniversary of the Effective Date, by delivering * prior written notice to ArQule, provided that (i) in no event may Pfizer decrease the number of Pfizer Compounds in the Production Goals below * Pfizer Compounds per calendar year, (ii) no decrease may exceed a * Pfizer

Compound total decrease in any calendar year, and (iii) the amount and timing of any increase shall be agreed upon by the Steering Committee.

2.4	Steering Committee. Pfizer and ArQule shall direct the Collaboration Program via the Steering Committee (the “Steering Committee”), which shall perform the following duties in good faith:

a.	Consistent with Section 2.2, prepare the Project Plan and any amendments;

b.	Review and evaluate progress under the Project Plan and report to Pfizer the completion of Production Goals;

c.	Approve, coordinate and monitor activities and staffing;

d.	Approve, coordinate and monitor Technology deliveries between the Parties;

e.	Coordinate and monitor * ;

f.	Establish, implement and manage a series of operational guidelines;

g.	*;

h.	Coordinate and monitor publication of Program Technology developed during the Agreement Period pursuant to Section 5.2. This function shall survive termination of this Agreement;

i.	Serve as an initial forum for the Parties to resolve disputes, pursuant to Section 13; and

j.	Establish and appoint work groups.

The Steering Committee may have other duties as mutually agreed.

2.5	Membership. Pfizer and ArQule each shall appoint, in its sole discretion, four (4) members to the Steering Committee. Subject to Section 2.13, substitutes may be appointed at any time.

Pfizer Appointees:	*

ArQule Appointees:	*

2.6	Chair. The Steering Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by ArQule.

2.7	Meetings. The Steering Committee shall meet at least quarterly, at places selected by each Party in turn and on dates mutually agreed by the Parties.

Representatives of Pfizer or ArQule or both, in addition to members of the Steering Committee, may attend such meetings at the invitation and expense of that Party.

2.8	Minutes. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairperson and shall be issued in final form only with the approval and agreement of the Steering Committee.

2.9	Decisions. All decisions of the Steering Committee shall be made by *.

2.10	Expenses. Pfizer and ArQule shall each bear all expenses, including reasonable travel, related to the participation of its respective representatives and members of the Steering Committee.

2.11	Reports. During the Agreement Period, each work group established by the Steering Committee shall furnish to the Steering Committee summary written reports within such work group’s purview within * days after the end of each Calendar Quarter commencing on the Effective Date, describing *.

2.12	Laboratory Facilities and Personnel. Each Party shall provide suitable laboratory facilities, equipment and personnel for the work to be done by it in carrying out the Collaboration Program.

2.13	Key Investigators. During the Agreement Period * (“Key Investigators”) shall serve on the Steering Committee and shall be solely responsible for preventing ArQule from working with any Pfizer Compound outside the Collaboration Program. During such period, * shall commit approximately * percent (*%) and * percent (*%), respectively, of their time each week to the Collaboration Program. In the event either Key Investigator leaves ArQule, ArQule shall propose to Pfizer a replacement Key Investigator with credentials substantially similar to or stronger than the departing Key Investigator. Pfizer shall review and approve the proposed replacement Key Investigator, which such approval shall not be unreasonably withheld, conditioned or delayed.

3.	Other Programs.

3.1	Camitro Tools: Pfizer shall consider entering into a license agreement with ArQule to obtain the Camitro predictive adsorption and metabolism in vitro predictive model tools. In the event Pfizer elects to enter into such an agreement, the Parties shall negotiate in good faith the terms and conditions of such license in a separate agreement.

3.2	Lead Optimization: Pfizer shall propose to ArQule at least one (1) lead optimization program, the subject matter of which shall *, on which it will collaborate with ArQule during the Agreement Period. The Parties shall negotiate in good faith the terms and conditions of such lead optimization program in a separate agreement.

4.	Payments and Responsibilities.

4.1	AMAP System. In consideration of the transfer to Pfizer of all of ArQule’s right, title and interest in and to the AMAP System pursuant to the 1999 Agreement and that certain Certificate of Ownership dated January 3, 2000, attached hereto as Exhibit D, and, subject to Section 8.4, the grant to Pfizer of a perpetual, irrevocable, worldwide royalty-free license to make and use, but not sell, sublicense or otherwise transfer, the ArQule Confidential Information and ArQule Technology related solely thereto pursuant to Section 6.2(a), Pfizer will make payments to ArQule according to the following:

a.	Quarterly Installments: For two years, beginning on the Effective Date, Pfizer will pay to ArQule quarterly installments, in advance, of * dollars ($*) for a total of * dollars ($*). Pfizer will pay such installments within * after receipt of ArQule’s invoice.

b.	Success Payment: If the Steering Committee determines that ArQule met its quarterly Production Goals for the two years following the Effective Date, Pfizer shall pay to ArQule an additional amount of up to * dollars ($*) in quarterly installments (each a “Success Payment”) as set forth in Exhibit E. Each Success Payment will be paid quarterly as follows: (i) if fewer than * of the Production Goals for a Calendar Quarter have been met, * Success Payment shall be paid to ArQule for that Calendar Quarter; (ii) if between * and * of the Production Goals have been met for a Calendar Quarter, then Pfizer will pay to ArQule * of the Success Payment for that Calendar Quarter; and (iii) if greater than * of the Production Goals have been met for a Calendar Quarter, then Pfizer will pay ArQule * Success Payment for that Calendar Quarter. Notwithstanding the foregoing, ArQule may cure any shortfalls in achieving the Production Goals for any Calendar Quarter in the next Calendar Quarter. To the extent ArQule cures any such shortfall within the allotted time period, Pfizer will pay any withheld amount of the Success Payment that would have been payable as set forth in this Section as if such Production Goals had been satisfied in the preceding Calendar Quarter.

c.	Training and Maintenance: For two years, beginning on the Effective Date, Pfizer will pay quarterly installments, in advance, of * dollars ($*) for AMAP System training and maintenance. Pfizer will pay such installments within * after receipt of ArQule’s invoice.

4.2	Design Tools: In consideration of ArQule’s grant to Pfizer of a license to the ArQule Design Tools, as provided in Section 6.2(a), Pfizer will pay to ArQule a license fee of up to * dollars ($*). Such license fee shall be paid in quarterly installments, in advance, of * dollars ($*) for the first three (3) years of the Agreement Period. Thereafter, Pfizer shall pay * dollars ($*) per Calendar Quarter, in advance, for the next three (3) years. If Pfizer terminates pursuant to Section 8.3(a) then Pfizer shall have no further obligation to make payments under this Section 4.2.

4.3	Collaboration Program Funding. Pfizer shall pay for * according to the annual payment schedule (“Payment Schedule”) attached to and made part of this Agreement as Exhibit F.

a.	Pfizer shall pay to ArQule a nonrefundable amount equal to * Compound Costs, quarterly, in advance, for work scheduled to be performed by ArQule pursuant to the Project Plan. The remaining * Compound Costs for that Calendar Quarter shall be paid upon delivery of Pfizer Compounds if: (i) fewer than * of the Production Goals have been met, * Compound Costs shall be paid to ArQule for that Calendar Quarter; (ii) between * and * of the Production Goals have been met, then Pfizer will pay to ArQule * remaining Compound Costs for that Calendar Quarter; and (iii) greater than * of the Production Goals have been met, then Pfizer will pay ArQule the remaining * Compound Costs for that Calendar Quarter. Pfizer will pay ArQule the quarterly installment of Compound Costs within * of receipt of ArQule’s invoice. Notwithstanding the foregoing, ArQule may cure any shortfalls in achieving the Production Goals for any Calendar Quarter in the next Calendar Quarter. To the extent ArQule cures any such shortfall within the allotted time period, Pfizer will pay any withheld amount of the remaining Compound Costs that would have been payable as set forth in this Section as if such Production Goals had been satisfied in the preceding Calendar Quarter.

b.	In the event that Pfizer changes the annual number of Pfizer Compounds in the Production Goals consistent with Section 2.3(c), the Parties will adjust the payments made by Pfizer under this Section 4.3 in each year in which Production Goals are amended in order to obtain an average Compound Cost of * dollars ($*) over the Agreement Period.

4.4	Other Payments.

a.	Remaining Lease Payments at Medford. For the two (2) year period concluding on the second anniversary of the Effective Date, Pfizer shall pay ArQule quarterly, in advance, * dollars ($*) per Calendar Quarter for the sublease of the facility.

b.	Equity Purchase.

(i)	Concurrently with the execution of this Agreement, Pfizer shall make an equity investment in ArQule of approximately ten million dollars ($10,000,000) of ArQule common stock at a purchase price of $13.230 per share including a five percent (5%) premium in accordance with the terms and conditions of the Equity Purchase Agreement between Pfizer and ArQule of even date herewith attached to and made part of this Agreement as Exhibit G.

(ii)	If ArQule meets the Production Goals as determined by the Steering Committee for the first year of the Collaboration Program to produce * Pfizer Compounds, then, within 30 days of the first anniversary of the Effective Date, Pfizer shall make an additional equity investment in ArQule common stock, at no premium, in an aggregate amount of five million dollars ($5,000,000).

(iii)	If ArQule meets the Production Goals as determined by the Steering Committee for the second year of the Collaboration Program to produce * Pfizer Compounds, then, within 30 days of the second anniversary of the Effective Date, Pfizer shall make an additional equity investment in ArQule common stock, at no premium, in an aggregate amount of three million dollars ($3,000,000).

c.	Reagents Reimbursement. Pfizer shall pay, or at ArQule’s option, reimburse ArQule for all Collaboration Program costs associated with consumables, reagents, solvents and laboratory supplies for Pfizer Compound production and purification exceeding * dollars ($*) per * (*) Pfizer Compounds. ArQule shall not make any reagent purchases in connection with the Collaboration Program in excess of $* per * (*) Pfizer Compounds without prior approval from the Steering Committee.

4.5	US Funds. Each payment pursuant to this Agreement shall be paid in U.S. currency by wire transfer in immediately available funds to an account designated by ArQule in writing, or by other mutually acceptable means, within thirty (30) days after receipt by Pfizer of the invoice from ArQule, unless otherwise specified in this Agreement or agreed to by the Parties.

4.6	Records. ArQule shall keep for three (3) years following the conclusion of each year of the Agreement Period, complete and accurate records with respect to such year of all expenditures and costs of the work performed under this Agreement, and payments received by it from Pfizer under Section 4. The records shall conform to good accounting principles as applied to a similar company similarly situated. Pfizer shall have the right at its own expense during the subsequent three-year period to appoint an independent certified public accountant reasonably acceptable to ArQule to inspect said records to verify the accuracy of such expenditures. Upon reasonable notice by Pfizer, ArQule shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept. This right of inspection shall not be exercised more than once in any calendar year. All information concerning such expenditures, and all information learned in the course of any audit or inspection, shall be deemed to be ArQule Confidential Information. The failure of Pfizer to request verification of any expenditure within such three-year retention period shall be considered acceptance by Pfizer of the accuracy of such expenditures, and ArQule shall have no obligation to maintain any records pertaining to such report or statement beyond such three-year period. The findings of such inspection, if any, shall be binding on the Parties.

5.	Treatment of Confidential Information

5.1	Confidentiality

a.	Subject to Section 5.2, each of ArQule and Pfizer agree that during the Agreement Period, and for ten (10) years thereafter, it will keep confidential, and will cause its Affiliates, agents and sublicensees to keep confidential, all Confidential Information of the other Party that is disclosed to it, or to any of its Affiliates, agents or sublicensees by the other Party. Each Party shall take such action, and shall cause its Affiliates and agents and sublicensees to take such action, to preserve the confidentiality of the other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Neither Party nor any of its respective Affiliates, agents or sublicensees shall use the other Party’s Confidential Information except in furtherance of the Collaboration Program and as otherwise expressly permitted in this Agreement.

b.	Pfizer and ArQule each agree to disclose the other’s Confidential Information only to those officers, employees or advisers on a need-to-know basis on the same obligations of confidentiality specified hereunder. Pfizer and ArQule each agree not to disclose the other’s Confidential Information to any third party contractors who are not advisers under any circumstance without written permission from the other Party.

c.	For purposes of this Section 5, all Pfizer Compounds and Pfizer Technology shall be deemed to be Pfizer Confidential Information; provided, however that the period of confidentiality and non-use for Pfizer Compounds shall run for twenty (20) years. In furtherance of the foregoing covenant, ArQule shall maintain a database containing the structures and other information regarding Pfizer Compounds, and will restrict access to such database, pursuant to the provisions of this Section 5, so that ArQule will avoid any synthesis of a compound or intermediate that would be the same as any Pfizer Compound identified in such database. If ArQule consults such database and determines that it has produced a Pfizer Compound outside the Collaboration Program, ArQule chemists shall be so informed and instructed to cease work on those Pfizer Compounds. ArQule may request a possible collaboration around such Pfizer Compounds and Pfizer shall consider such request in good faith. If Pfizer notifies ArQule in writing that it declines to collaborate then ArQule shall promptly destroy all quantities of such chemical entity that it has made. Subject to ArQule’s confidentiality obligations to any third party, Pfizer shall have the right to monitor and review ArQule activities with respect to Pfizer Compound registration and production restriction during normal business hours and upon reasonable notification, but no more than once in any two consecutive Calendar Quarters. Notwithstanding the provisions of Section 5.1(d), upon expiration of the confidentiality period in this Section 5.1(c), ArQule will delete the structures of the Pfizer Compounds and all related information from its database.

d.	Program Technology shall be deemed to be Pfizer Confidential Information during the Agreement Period.

5.2	Publication. Notwithstanding any provision in this Agreement to the contrary, results obtained in the course of the Collaboration Program may be submitted for publication following scientific review by the Steering Committee and subsequent written approval by ArQule and Pfizer, which approval shall not be unreasonably withheld, conditioned or delayed. After receipt of the proposed publication by both Pfizer and ArQule, written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in, the proceedings of a scientific meeting.

5.3	Publicity. Except as required by law, neither Party may disclose the terms of this Agreement nor the work to be performed pursuant to it without the written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that ArQule may disclose the terms, or provide copies, of this Agreement as necessary in the normal course of business to its advisers, and to bankers and investors in order to obtain financing.

5.4	Permitted Disclosure.

a.	Disclosure Required by Law. If either Party is requested to disclose the Confidential Information in connection with a legal or administrative proceeding or is otherwise required by law to disclose the other Party’s Confidential Information, such Party will give the other Party prompt notice of such request. The Party to whom such Confidential Information belongs may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement. If such Party seeks a protective order or other remedy, the other Party will cooperate. If such Party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the other Party will disclose only that portion of Confidential Information which its legal counsel determines it is required to disclose.

b.	Disclosure of Inventions. Each Party shall promptly inform the other about all inventions that are made in the course of carrying out the Collaboration Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

c.	Other Exclusions. Confidential Information shall not include information:

(i)	which is or becomes generally available to the public other than as a result of disclosure thereof by the receiving Party;

(ii)	which is received by the receiving Party on a nonconfidential basis from a third party that is not itself under any obligation of confidentiality or nondisclosure to the disclosing Party or any other person or entity with respect to such information; or

(iii)	which the receiving Party establishes by competent proof was in its possession at the time of disclosure by the disclosing Party and was not acquired, directly or indirectly from the disclosing Party.

6.	Intellectual Property Rights.

6.1	Ownership. All ArQule Confidential Information and ArQule Technology shall be owned solely by ArQule. All Pfizer Confidential Information, Pfizer Technology and Pfizer Compounds shall be owned by Pfizer. All Program Technology shall be owned by Pfizer.

6.2	Grants of Licenses.

a.	Subject to Section 5, ArQule grants to Pfizer a non-exclusive, worldwide, royalty-free, perpetual license to make and use, but not sell, sublicenese, or otherwise transfer, ArQule Confidential Information and ArQule Technology, as Pfizer sees fit in the discovery, development and commercialization of pharmaceutical products. Except as limited by Section 8.4 of this Agreement, such license shall survive the expiration or termination of this Agreement.

b.	During the Agreement Period, subject to Section 5, Pfizer grants to ArQule a non-exclusive, worldwide, royalty-free, perpetual license to make and use, but not to sell, sublicense or otherwise transfer, Pfizer Confidential Information, Pfizer Technology and Program Technology, for the sole purpose of performing the Collaboration Program.

c.	Upon the expiration or termination of this Agreement, subject to Section 5, Pfizer hereby grants to ArQule a non-exclusive, royalty-free, perpetual, freely and fully sublicensable and transferable, license to make, use, sell, offer for sale, and import any and all of Pfizer’s intellectual property rights in and to the Program Technology for any purpose. Such license shall survive the expiration or termination of this Agreement.

6.3	No Further Licenses. Except for the rights and licenses expressly granted in this Agreement, no further rights or licenses are granted in or under this Agreement, either expressly or by implication.

6.4	Patents:

a.	Consistent with their respective ownership rights under Section 6.1, ArQule shall decide, in its sole discretion, whether to file any patent applications directed to any discovery or invention that constitutes ArQule Technology or ArQule Confidential Information, and Pfizer shall decide, in its sole discretion, whether to file any patent applications directed to any discovery or invention that constitutes Pfizer Technology, Pfizer Confidential Information, Pfizer Compounds, or Program Technology.

b.	If Pfizer decides to file any patent applications to any discovery and/or invention that constitutes Program Technology, ArQule, shall cooperate with Pfizer and prepare, complete, and provide, within a reasonable period of time after such a request, at Pfizer’s expense, and without any further compensation to ArQule by Pfizer, any and all documents requested by Pfizer, for use in preparing, filing, and prosecuting any and all patent applications relating to Program Technology, and defending and enforcing any and all patents issued therefrom, and ArQule, at Pfizer’s expense, and without any further compensation to ArQule, shall execute an assignment of rights to Pfizer with respect to any and all Program Technology. If Pfizer decides, with respect to such a discovery or invention: (a) not to file a patent application, (b) not to file a patent application in a particular country, (c) to abandon a patent application or (d) not to pay a maintenance fee necessary to keep a patent application pending and/or an issued patent in force, Pfizer shall notify ArQule, and ArQule, at ArQule’s sole expense, and without any further compensation to ArQule by Pfizer, after notice to and consultation with Pfizer, shall have the right to take any action that Pfizer so declines, including maintenance, defense and enforcement specifically related thereto.

If ArQule takes any such action pursuant to this Section 6.4.2, it shall either do so in Pfizer’s name, or Pfizer, in its sole discretion and at ArQule’s expense, shall execute an assignment of rights to ArQule, as appropriate, and ArQule shall grant to Pfizer a non-exclusive, worldwide, royalty-free, perpetual license to make, use, sell, offer for sale and import any and all discoveries and inventions in any and all of such patent applications or issued patents, as Pfizer sees fit in the discovery, development and commercialization of pharmaceutical products.

7.	Acquisition of Rights from Third Parties. During the Agreement Period, ArQule and Pfizer shall each promptly notify the Steering Committee of any appropriate opportunities to acquire in any manner from third parties, technology or patents or information which it elects to use in the course of performing the Collaboration Program. The Steering Committee shall decide if such rights should be acquired in connection with the Collaboration Program and, if so, whether by ArQule, Pfizer or both, and how acquisition costs in connection therewith should be apportioned between the Parties, it being understood that nothing herein shall obligate either Party to obtain such rights. If acquired, such rights shall become part of the Confidential Information, or Technology, of the acquiring Party, or Program Technology, as appropriate.

8.	Term, Termination and Disengagement.

8.1	Term. Unless sooner terminated, as provided below or extended, by mutual written agreement of the Parties, this Agreement shall expire on the seventh (7) year anniversary of the Effective Date.

8.2	Events of Termination for Cause. The following events shall constitute events of termination (“Events of Termination”) for cause:

a.	if any representation or warranty by ArQule or Pfizer in Section 9 of this Agreement shall prove to have been incorrect in any material respect when made;

b.	ArQule or Pfizer shall fail to comply with any representation, warranty or covenant contained in this Agreement or in any of the Exhibits attached to it, and any such failure shall remain unremedied for thirty (30) days after written notice to the failing Party; or

c.	the event of bankruptcy, insolvency or dissolution of either Party;

Upon an Event of Termination the Party not responsible may, by written notice to the other Party, immediately terminate this Agreement, provided, however, that in the event of termination pursuant to (a) above, the terminating Party shall provide the other Party with thirty (30) days advance written notice.

8.3	Termination by Pfizer.

a.	Notwithstanding any rights granted under this Section 8, Pfizer shall have the right to terminate this Agreement, without cause, anytime on or after four years following the Effective Date upon six (6) months prior written notice and payment as set forth in the immediately following sentence to ArQule. If Pfizer terminates this Agreement pursuant to this Section 8.3(a), Pfizer will pay to ArQule contemporaneously with delivery of such notice *% of the Compound Costs (based on the amount of Pfizer Compounds to be produced or designed in the immediately preceding Calendar Quarter as set forth in the Project Plan) for the * full Calendar Quarters following such notice. The Steering Committee will determine a new Project Plan for such * Calendar Quarters.

b.	Notice regarding Change of Control. During the Agreement Period, ArQule shall provide Pfizer, under confidentiality, notice of any sale, merger, acquisition, or transfer of all or substantially all of the assets of ArQule with or to a third party (“Transaction”) upon not less than 4 months prior notice which notice shall include the identity of such third party and reference to this Section 8.3(b). Pfizer shall have the right to terminate this Agreement effective upon consummation of the Transaction with written notice to ArQule within ninety (90) days following receipt of ArQule’s notice of Transaction. In the event Pfizer fails to provide written notice of termination to ArQule within such ninety (90) day time period, or indicates in such response that it would waive such termination rights, Pfizer shall be deemed to have irrevocably waived such termination rights with respect to such Transaction for purposes of Section 8.3(b).

8.4	Effect of Termination. Termination of this Agreement for any reason shall be without prejudice to:

a.	the rights and obligations of the Parties provided in Sections 5, 6.2(a) and (c), 6.4, 8.5 and 11 and any other Sections which provide by its terms performance by either Party subsequent to termination.

b.	ArQule’s right to receive all payments accrued up to the date of termination under Section 4; or

c.	any other remedies which either Party may otherwise have.

d.	In the event ArQule terminates this Agreement pursuant to Section 8.2, Pfizer shall have the right to maintain its license to the AMAP System by making all payments under Section 4.1(a), if any, within 30 days of receipt of termination notice by ArQule. If Pfizer fails to make such payments within such time period, the Pfizer license to make and use the ArQule Confidential Information and ArQule Technology related to the AMAP System under Section 6.2(a) shall automatically terminate.

8.5	Transfer of Rights. Upon expiration or termination of this Agreement, Pfizer shall transfer to ArQule all of Pfizer’s rights, title and interest in and to the hardware associated with the AMAP System, for due consideration of one dollar ($1).

9.	Representations and Warranties. Each of ArQule and Pfizer represents and warrants to the other as follows:

a.	It is a corporation duly organized, validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification; and it has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

b.	The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders beyond the approvals already obtained, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a Party or by which it or its properties may be bound or affected.

c.	This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor’s rights generally.

d.	It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

e.	It has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Collaboration Program, subject to no claim of any third party other than any relevant lessors or licensors.

10.	Additional Covenants. Throughout the Agreement Period, each of ArQule and Pfizer each shall:

a.	maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of its business and operations or the ownership of its properties.

b.	comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Collaboration Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

c.	Concurrently with the execution of this Agreement, ArQule and Pfizer shall enter into the Equity Purchase Agreement of even date herewith appended to and made part of this Agreement as Exhibit G.

11.	Indemnification. Pfizer and ArQule will indemnify, defend and hold each other harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against either Party based on any action or omission of the indemnifying Party’s agents, employees, or officers related to its obligations under this Agreement; provided, however, that the foregoing shall not apply (i) to the extent the claim is found to be based upon the negligence, recklessness or willful misconduct of the Party seeking indemnification; or (ii) if such Party fails to give the other Party prompt notice of any claim it receives and such failure materially prejudices the other Party with respect to any claim or action to which its obligation pursuant to this Section applies. In addition, Pfizer will indemnify, defend and hold ArQule harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against ArQule based on any action or omission of Pfizer’s agents, employees, or officers related to sale of pharmaceutical products by Pfizer and the activities required in connection therewith, including but not limited to the manufacture, production, testing, labeling, use, shipment, storage, sale and delivery of such products by or on behalf of Pfizer; provided, however, that the foregoing shall not apply (i) to the extent the claim is found to be based upon the negligence, recklessness or willful misconduct of ArQule; or (ii) if ArQule fails to give Pfizer prompt notice of any claim it receives and such failure materially prejudices Pfizer with respect to any claim or action to which its obligation pursuant to this Section applies. If one Party is obligated to indemnify the other Party, then it shall in its sole discretion, choose legal counsel, control the defense of such claim or action and settle the same on such terms and conditions it deems advisable, except that it may not settle a claim or action under this Section 11 without the consent of the other Party if such settlement would impose any monetary obligations on the other Party that would not be subject to indemnification by the other Party or require the other Party to submit to an injunction or otherwise limit the actions of its Affiliates, employees, agents, officers or directors.

12.	Notices. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follow, or to such other address as may be designated from time to time:

If to Pfizer:	Pfizer Global Research and Development
50 Pequot Avenue
New London, CT 06320
Attn: Vice President of Strategic Alliances
Copy to: Assistant General Counsel PGRD

If to ArQule:	ArQule Inc.
19 Presidential Way
Woburn, MA
Attn: President and Chief Executive Officer
Copy to: General Counsel

     Notices shall be deemed given as of the date received at the above-specified address.

13.	Dispute Resolution. In the event of any dispute, disagreement or other claim between the Parties arising out of or relating to this Agreement (“Dispute”), the Steering Committee shall first attempt to resolve such dispute amicably. In the event the Steering Committee cannot resolve such dispute within two (2) weeks after referral of the Dispute to the Steering Committee, at the option of either Party, the Dispute shall be referred to a senior executive officer of each Party. In the event such senior executive officers cannot resolve such Dispute within two (2) weeks after the referral of the Dispute to such officers, each Party shall be entitled to seek all remedies available at law or in equity. Notwithstanding the foregoing, each Party shall be entitled to seek injunctive relief and other provisional remedies at any time.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

15.	Miscellaneous.

15.1	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

15.2	Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

15.3	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Signatures may be transmitted via facsimile, thereby constituting the valid signature and delivery of this Agreement.

15.4	Amendment, Waiver. This Agreement may be amended, modified, superseded or cancelled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

15.5	No Third Party Beneficiaries. No third party including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the Parties as partners with each other or any third party, or in a joint venture relationship.

15.6	Entire Agreement. This Agreement and the Stock Purchase Agreement attached hereto as Exhibit G constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all other agreements and understandings, including without limitation to the 1999 Agreement, between the Parties with respect to same.

15.7	Assignment and Successors. Subject to the terms and conditions of Section 8.3(b), this Agreement may not be assigned by either Party without the prior written consent of the other Party, except that each Party may assign this Agreement and the rights and interests of such Party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

15.8	Force Majeure. Neither Pfizer nor ArQule shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or ArQule.

15.9	Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected so long as the essential benefits of this Agreement remain enforceable and obtainable.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

PFIZER INC	ARQULE INC.

By:	By:

Name:	Name:

Title:	Title

Date:	Date:

cc:	Pfizer Inc, Legal Division, New London, CT 06320

Summary of Exhibits

Exhibits:

A:	AMAP System Description

B:	Informatics/Library Design Tools

C:	Project Plan

D:	Certificate of Ownership

E:	Success Payment

F:	Payment Schedule

G:	Equity Agreement

Exhibit A

AMAP Description

The automated molecular assembly plant (AMAP) is an integration of automation modules and processes, which allow the rapid synthesis, purification, analysis and reformatting of spatially addressable libraries. The AMAP includes process development, automated synthesis, analytical chemistry and registration. In addition to the chemical processes and the hardware, there is also proprietary application software that has been developed to allow the integration of each automation module to the AMAP process and aid in data and information management.

The AMAP system includes the following components:

Inert Weighing and Dissolution Station (IWAD)

The IWAD is a robotic station that allows weighing, solvent dispensing, and dissolution of reagents in 40 ml vials in preparation for large array syntheses.

Small Scale Inert Weighing and Dissolution Station (ssIWAD)

The IWAD is a robotic station that allows weighing, solvent dispensing, and dissolution of reagents in 8 ml vials in preparation for small array syntheses or protocol development.

Open Well Chemical Synthesizer (OCS)

The OCS is an automated liquid handler designed to perform efficient liquid transfers to accommodate a wide variety of combinatorial and non-combinatorial crosses for high throughput organic syntheses.

Small Scale Open Well Chemical Synthesizer (ssOCS)

The OCS is an automated liquid handler designed to perform efficient liquid transfers to accommodate a wide variety of combinatorial and non-combinatorial crosses for high throughput organic syntheses. This system can be used for protocol development or small arrays.

Septum Piercing Capabilities

Septum piercing capabilities exist in the OCS and ssOCS and allow for transfer of liquids into the reaction vials without removing the caps.

Inert and Low Temperature Synthesis

Inert and low temperature synthesis capabilities allow the addition of highly reactive reagents within a controlled environment (atmosphere and temperature) in order to manage the extent and outcome of specific reactions.

Single Position Heater/Shaker

Small-scale temperature controlled shaker used in protocol development that simulates heating and shaking of large production unit.

32-Position Temperature Controlled Agitation Module

Six independently controlled heating zones attached to a large shaking module that allows up to 32 reaction blocks to be heated and shaken simultaneously. Although all reaction blocks are shaken at the same speed, there is an option to adjust this as necessary.

Acid Resistant Centrifugal Solvent Evaporation Systems (CSE)

The Centrifugal Solvent Evaporator (CSE) is designed to perform high throughput solvent evaporation by applying centrifugal force to the samples while simultaneously drawing a vacuum and optionally heating the samples. The CSE’s ability to apply centrifugal force while controlling both vacuum and temperature provides the user the ability to establish the optimum conditions required for high throughput solvent evaporation, while maintaining minimal bumping and foaming.

Liquid/Liquid Extraction Module (LLE)

The liquid — liquid extraction module is designed to perform a post synthesis work up procedure that removes undesired products or starting materials from the desired product by partitioning between two non-miscible solvents using the 24 well format.

Solid Phase Extraction Module (SPE)

The solid phase extraction module is designed to perform a post synthesis work up procedure that removes undesired products or starting material from the desired product by preferential adsorption on a solid phase.

Recovery Quantification Module

The quantitation procedure is performed to verify the amount of product present in the reaction vessels after purification. The quantification procedure requires weighing empty vials on an automation workstation and then again after the material is collected from purification and the solvent evaporated. Based on the weight of collected dried material the appropriate volume of diluent is added to obtain the desired concentration.

QC Sample Preparation

The QC sample preparation module allows specific QC patterns to be picked for analysis using a Gilson single probe system. The QC pattern, along with desired volumes of sample and diluent, is then translated into a set of instructions for an automated liquid handler for high throughput sample preparation.

Manual Solids Dispenser

The manual powder dispenser is used to simultaneously dispense free-flowing solids to all vials in a reaction block. This operation is used to dispense solid materials common for all reaction or scavenger resins to clean up the reaction mixture.

Filtration

Filtration is used to separate liquid, which may contain the desired product, from solids, which may be impurities formed during synthesis, or that are added as a part of the synthesis. The filtration is performed using a filter plate and a vacuum filtration manifold.

96-Well Liquid Transfer System

The 96-channel pipettor can carry out a multi-step-preprogrammed sequence that includes dilution and transfer of product.

Gilson Culling and Reformatting Station

The culling and reformatting station is designed to receive data pertaining to wells of the source plates, which will be kept, and wells, which will be discarded. The hardware platform for this operation is the single-probe system, which performs the reformatting of “keep” wells of the source plate(s) into contiguous wells in the destination plate(s). The original layouts with culled and reformatted layouts are tracked in the AIMS database.

Tecan Culling and Reformatting Station

This culling and reformatting operation is equivalent to the Gilson culling and reformatting operation, except this one is performed using an eight probe Tecan, which has a larger deck capacity and therefore requires less user interaction and is also faster.

Peripherals

Peripherals include a number of commercially available and ArQule developed hardware and equipment, which are essential for the safe, efficient and productive operation of the automated synthesis system. A list of the major components are as follows:

•	Heating accessories, not part of TCAM

•	Reaction blocks, both 96-well and 24-well formats

•	Balance accessories

•	Vented Enclosures

•	Safety equipment

•	Glassware, vials, caps and septa

HPLC/ELSD/UV/Ms Analytical Characterization

Analytical characterization of array development, process optimization and QC analysis is performed by high performance liquid chromatography (HPLC) using a variety of detectors including UV, evaporative light scattering (ELSD) and mass spectrometry (MS).

PrepQule Preparative HPLC Purification

The PrepQule system collects chromatographic peaks eluting from a column based on UV or ELSD response. Since several peaks are collected per sample without knowing which contains the compound of interest, the fractions are then analyzed by flow injection MS to identify the desired fraction.

PrepQule Reformatting Module

The reformatting module is based on a single probe Gilson which receives the information relating to the fractions collected per sample from the PrepQule system, as well as the information regarding the fraction which contains the desired fraction from the flow injection MS and reformats only those fraction which correspond to the desired products.

FractionLynx Preparative HPLC Purification

The FractionLynx preparative chromatography system uses a more sophisticated detector such as a mass spectrometer that only triggers collection of the desired fraction based on the mass of the expected product. This system maintains the original spatial addressing without the need to reformat the resulting fractions.

Information Systems Hardware and Commercially Available Software

The information system is a combination several servers operating with Oracle databases and interconnects with each other. One server is dedicated to the corporate database, which is the primary database where compound information is stored and managed. A second server maintains the production database where all the production process information is stored. The third server is dedicated to the LIMS of the analytical group. These databases are accessed through the network.

Array Information Management System (AIMS)

The AIMS database tracks all the information regarding the setup and execution of an array through the production process. The databases interacts with each of the instrument control applications that operates the automation workstations and uploads new data from the workstations for storage and management, as well as downloading data to the workstations for execution of the production process.

Process Control and Monitoring System (PCMS)

The PCMS database interacts with many of the automation workstations and tracks important process information necessary to manage the production process. The database uploads specific information from each workstation and allows the production staff to view the information relatively easily.

ASPECT Laboratory Information Management System

The ASPECT system is an analytical database with several visualization programs that functions as a proprietary LIMS system tracking all pertinent analytical information regarding arrays, QC plates and individual samples.

Proprietary Software Developed by or for ArQule

In addition to the previously identified software for the AMAP system, there are several software packages for registration of compounds that have been heavily modified on ArQule’s behalf, as well as a number of supporting web based software tools like Reactor, which allow reagent ordering and receipt to be more integrated with the operations and the accounting functions.

EXHIBIT B

Informatics/Library Design Tools

AQUIRE (ArQule United Information Repository and Exchange)

Central information hub for all scientific data at ArQule integrated information platform linking chemical ideas, compound production/registration, analytical and biological assay information integrated with visualization, computational design and analysis tools

ALOFT (ArQule Lead Optimization Framework/Toolkit)

Distributed computing environment intended to support lead optimization efforts. web-based, modular array design foundation including array visualization 2D property calculations, statistical modeling, classification models, virtual library enumeration, consensus and weighting functions) currently supports retrieval of computed properties from a computed properties database, retrieval of biological data from the biology database, development and storage of predictive models based upon the existing biological data, computation of molecular properties for new molecules, and prediction of biological activity for new molecules. Additional development efforts include library specification / enumeration / subsetting capability and pharmacophoric / 3D molecular property based modeling

ARQeDES (ArQule Descriptor Selector)

Expert tool for selection of molecular descriptors. General classification and regression model building tool utilizing a genetic algorithm optimizer of variable descriptors and Neural Network architecture. Currently used for SAR, incorporation of confusion matrix, sensitivity analysis, statistical design elements validation was carried out on a number of artificial data sets and biological data sets from the literature. A follow on program to ARQeDES, ARQePRED is able to utilize the models developed by ARQeDES for the prediction/classification of biological activity for new compounds.

MapMaker

Reagent selection tool utilizing genetic algorithm based selection of reagents based on virtual product properties (Rule of 5, repository overlap, diversity, array geometry).

Molecular Assembler

ArQule aims to exploit novel in silico approaches to chemotype design. Using limited compound screening data or known binding site/ligand structure data, ArQule aims to develop in silico Molecular Assembler technology which will provide the ability to define novel chemotypes which, when linked into ArQule’s combinatorial library design and synthesis capabilities, will permit creation of multiple lead series of compounds, providing desirable “back-up” compounds in the event the lead molecule possesses an unanticipated liability.

CONFIDENTIAL

EXHIBIT C

Pfizer/ArQule Collaboration

Project Plan

December 18, 2001

Eric Roskamp and Paul McGuirk — Pfizer

Jim Kyranos and Carmen Baldino — ArQule

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Table of Contents

1.0	Executive Summary		4
2.0	Introduction		4
3.0	Collaboration Plan		5
	3.1	Library Ideas	5
	3.2	Templates	6
	3.3	Library Design	6
	3.4	Protocol Development	7
	3.5	Compound Production	7
	3.6	HPLC Purification	7
	3.7	Quality Control	8
	3.8	Culling and Reformatting	8
	3.9	Data Capture and Registration	8
	3.10	*	9
Table 1			11
4.0	First Year of * Collaboration – 2002		12
	4.1	Library Design	12
	4.2	Protocol Development	12
	4.3	Compound Production	12
	4.4	HPLC Purification	12
	4.5	Quality Control	13
	4.6	Culling and Reformatting	13
	4.7	Data Capture and Registration	13
	4.8	*	14
5.0	Second Year of * Collaboration – 2003		14
	5.1	Library Design	15
	5.2	Protocol Development	14
	5.3	Compound Production	14
	5.4	HPLC Purification	15
	5.5	Quality Control	15
	5.6	Culling and Reformatting	15
	5.7	Data Capture and Registration	16
	5.8	*	16
6.0	Third Year of * Collaboration – 2004		16
	6.1	Library Design	17
	6.2	Protocol Development	17
	6.3	Compound Production	17
	6.4	HPLC Purification	17
	6.5	Quality Control	17
	6.6	Culling and Reformatting	17
	6.7	Data Capture and Registration	18
	6.8	*	18

2

Table of Contents — Continued

7.0	Fourth, Fifth and Sixth Year of * Collaboration – 2005-2007		18
	7.1	Library Design	18
	7.2	Protocol Development	18
	7.3	Compound Production	18
	7.4	HPLC Purification	18
	7.5	Quality Control	19
	7.6	Culling and Reformatting	19
	7.7	Data Capture and Registration	19
	7.8	* `	19
8.0	Seventh Year of * Collaboration – 2008		19
9.0	Collaboration Management and Staffing		19
	9.1	Steering Committee	19
	9.2	Staffing	20
	9.3	Library Planning and Management	20
	9.4	Key Personnel	20
	9.5	Operations	21
10.0	Pfizer *		21
	10.1	*	21
	10.2	*	22
	10.3	*	22
	10.4	*	23
11.0	Glossary		24

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1.0     Executive Summary

Based on the success of the July 1999 file enrichment collaboration between Pfizer and ArQule, Pfizer’s Chemical Technology Council proposes to extend the collaboration with ArQule Inc. to seven (7) years. This collaboration will provide Pfizer high throughput compound synthesis to enrich Pfizer’s high throughput screening (HTS) collection and to create an industry-best screening file. During the term of this collaboration, the production goal is to synthesize a total of * compounds. Furthermore, each of the compounds produced will consist of *, have its structure confirmed by mass spectrometry, and purity determined by HPLC *. All data for these compounds, including physical, analytical, and quality control data, will be stored in an SD file or other format agreed upon by the Steering Committee, and * with the physical samples. Samples that do not meet the yield or purity requirement, if Pfizer has no further interest in them, will be destroyed and *. Within the first two years of the collaboration, ArQule will combine its Woburn and Medford operations as necessary to deliver on the new development and production goals. This will include *. In order to ensure full value from the collaboration, Pfizer will provide dedicated managerial and scientific staff.

In addition to collaborating on developing and synthesizing high quality compounds, both companies will collaborate on * in order to develop *. In the previous agreement Pfizer provided the * and ArQule * and *, this agreement allows for * to * so that *. There will be an opportunity during the course of the collaboration for * to work on *.

2.0     Introduction

ArQule Inc., located in Woburn MA, is a 400 person chemistry based drug discovery company focused on improving the drug discovery process by integrating high throughput chemical synthesis, intelligent library design and high throughput predictive and experimental ADME. Since its inception in 1993, ArQule has established a track record of producing high quality compounds using its industry recognized high throughput parallel synthesis AMAP™ system, which was the basis for establishing the first ArQule/Pfizer collaboration. ArQule continues to enhance the AMAP™ technology, and also to develop and integrate high quality library design tools in order to utilize the synthesis capabilities more effectively in making high quality libraries biased towards target families. ArQule’s commitment to this process is evidence by its merger in 2000 with Camitro, a company dedicated to predictive ADME model development with considerable software development experience that allows ArQule to integrate these capabilities into its AMAP™ technology.

ArQule’s capacity to generate large numbers of compounds is particularly attractive to Pfizer, in that it fits well with Pfizer’s expertise in the area of high throughput screening. A great portion of all discovery programs worldwide are now working on leads discovered through HTS, and increasing knowledge of the human genome may well place an even greater reliance on HTS as a pre-requisite for project initiation. The ArQule collaboration will continue to augment Pfizer’s Gene-to-Candidate process in three ways.

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First, by increasing the size of the screening file, it is likely to increase the proportion of screens that are successful. Second, compounds with a high-speed synthesis heritage will improve the entire efficiency of the lead to candidate process. Third, the early ADME and physical property measures should reduce lead to candidate attrition. Thus, project teams will have more lead compounds available to them, these leads should more closely embody the desirable properties of a candidate, and they have the potential to be incorporated into an automated closed loop optimization cycle.

3.0     Collaboration Plan

There are multiple components to the annual production of approximately * compounds in the form of * libraries per year. The key components in this process are *, and *. After the first year transition period, Pfizer will, in general, provide * and *, while ArQule will be responsible for *, and *.

3.1 Library Ideas

Library ideas will be provided *, to insure that the ideas * (Section 10.1). If the proposed library idea is cleared, it will be registered as * and *. If the idea is encumbered and does not clear, then it will be *.

During the course of the collaboration, * that are assigned to this collaboration will * as well (Section 10.2). Ideas that are accepted by the Steering Committee will be * and *. Ideas submitted by * employees that are rejected by the Steering Committee will be released *. Ideas submitted by * employees that are rejected for immediate inclusion in the collaboration protocol development plan, but not immediately released *, will be *. At the end of the collaboration, * that were * will * as appropriate.

3.2 Templates

Bulk template provided for protocol development and production will, in general, be obtained through * and provided to ArQule in a timely manner to meet the development and production plan defined by the Steering Committee. If the collaboration management *, all costs incurred * will be *. Additionally, if necessary, the * could *. However, this effort would be performed * and therefore have an impact on * any given year. The Steering Committee therefore may *.

3.3 Library Design

Pfizer will be responsible for *. Pfizer will assist on * in accordance with *. Initially, Pfizer will * until *. It is anticipated that by the end of the first year, *. If *, it may become * to continue in subsequent years at the discretion of the Steering Committee. In subsequent years the Library Design Workgroup will continue to monitor the need for *, which could include such things as *. As new * are added to the collaboration *.

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Library design criteria may be modified or specific criteria or monomers may be applied to designated libraries as determined by *. * may *.

3.4 Protocol Development

Protocol development, the reduction of an idea to a synthetic procedure capable of making * compounds, will be the responsibility of *. The number of automated synthetic and workup steps per protocol is anticipated to average no more than * and *, respectively. Since the expected final quantity is *, the reaction scale may be adjusted accordingly, ca. *.

If * desires to *. For selected protocols, up to * selected by *, meeting the *, and having a minimum quantity of * would be * the appropriate information in an SD file. These samples *.

3.5 Compound Production

Execution of the developed protocols to produce the * compounds in parallel using the *. The reaction scale will also be approximately *. Libraries may be produced using *, etc. In addition, production may also *.

3.6 HPLC Purification

HPLC purification is anticipated to be conducted on *. The success of the library production process will be assessed by * analysis using *, if appropriate, to * each sample. When *, it will be at the discretion of the Chemistry Workgroup to *. These criteria may be modified by the Steering Committee as additional data is accumulated that *. When * at the discretion of the Steering Committee.

3.7 Quality Control

The primary analytical QC method to assess compound * will be *. * will be the primary sample quantification method. The passing criteria for HPLC purified samples are:

*

The *. Acceptance of any compounds not meeting the appropriate purity and/or quantity criteria will be at the discretion of the Steering Committee. As analytical and purification technologies evolve, the criteria to best establish the most accurate nature of the final products may be modified by the Steering Committee.

3.8 Culling and Reformatting

All compounds that meet the acceptance criteria (* and purity criteria Section 3.7) will be consolidated into full arrays using * and screening format and * with the associated pertinent information in a SD file. The Steering Committee will finalize a plan on *. Compounds with unacceptable purity will be removed, discarded and *. Compounds * will be * plus the remaining compound in a manner to be determined and they will be *.

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3.9 Data Capture and Registration

Protocol development information will primarily be recorded in the * following *. Production information will be recorded in the * as well as maintaining * as necessary. All electronic in-process information will be maintained in the *. Analytical data that supports compound production will be maintained in the * and *. All appropriate data supporting compound production will be * and the requisite information will be included in an SD file that will *.

3.10 *

At the beginning of the new collaboration and in quarterly reports to the Steering Committee, *. Based on the information provided by *. All * will be at the direction and discretion of the Steering Committee. However, some of the * are identified below and in the subsequent respective sections. These details will be documented in the Steering Committee minutes.

3.10.1 *

The ability to *. This capability would *.

3.10.2 *

Increasing the * so that *.

3.10.3 *

Developing * that allow *.

3.10.4 *

Developing an * with * that allow the *.

3.10.5 *

Blending * with * to develop *.

3.10.6 *

Development of *, including *, etc.

3.10.7 *

Enhancing the * to include * as well as any *.

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The * of the new collaboration will be necessary in order to increase the requisite personnel, facilities, equipment, and protocols in preparation of an annual steady state of developing approximately * library protocols that can produce approximately * compounds. The production phase will *, delivering a projected * compounds in 2002 through 2004 and * compounds in 2005-2007 and * compounds in 2008. The annual number of developed protocols and produced compounds are given in Table 1. Throughout the collaboration, * as desired by the Steering Committee. The associated costs for * and the cost assigned to each party will be *.

The remainder of the document is organized into eight sections that cover the * production period, the goals and deliverables for each production year, and the management of the collaboration.

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Table 1. Research Plan Summary

	2002	2003	2004	2005	2006	2007	2008

Library Ideas	*	*	*	*	*	*	*

Templates	*	*	*	*	*	*	*

Library Design (Section 3.3)	*	*	*	*	*	*	*

Protocol Development	*	*	*	*	*	*	*

Compound Production	*	*	*	*	*	*	*

Average Library Size	*	*	*	*	*	*	*

Purification	*	*	*	*	*	*	*

Quality Control (Section 3.7)	*	*	*	*	*	*	*

Culling and Reformatting	*	*	*	*	*	*	*

Data Capture and Registration	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*

9

4.0     First Year of * Collaboration — 2002

The goal of the first year is to *. This includes * as well as *.

4.1 Library Design

After the agreement is executed a Library Design Workgroup will be defined, which will be * as appropriate. This workgroup will be responsible for defining the library design process *. Initially, the * will *, however, the goal is to *. At its discretion *.

4.2 Protocol Development

Beginning Q1- 2002, all protocols being developed will be at ca. * and will include HPLC purification as the *. In order to assure the development of approximately * protocols for the first year, there will be approximately * each quarter. This level of development activity requires maintaining * with the appropriate references, reaction schemes, monomer lists and at minimum development quantities of template.

4.3 Compound Production

The annual production goal for the first year is * compounds, however, since the first quarter will be *.

4.4 HPLC Purification

All synthesized compounds from library protocols that included purification would be purified by HPLC. The decision to * would be based on the *.

4.5 Quality Control

Production samples * will be analyzed *, however, using the *.

Compounds produced * will be * (Section 3.7) and *.

All compounds * would be *, using the * (Section 3.7).

Any compounds * that did *.

The * will be * determined by the Steering Committee to allow the implementation of *.

4.6 Culling and Reformatting

All compounds that meet the appropriate acceptance criteria established in Section 3.7 will be consolidated as described in Section 3.8.

10

CONFIDENTIAL

     4.7 Data Capture and Registration

All data and documentation will be maintained as defined in Section 3.9. During the first year, the * using a *. Once the information systems *. This indicates that only the * during the term of the collaboration. Once the collaboration is completed, only the *. The * to * will be maintained as necessary going forward with a *.

     4.8 *

The following * for this * year. The * will be at the discretion of Steering Committee

     4.8.1 *

By the end of the year, *.

     4.8.2 *

By the end of the year, *.

     4.8.3 *

By the end of the year, * as well as *.

     4.8.4 *

By the end of the year an * with * that allow the *.

4.8.5 *

•     to include the use of * to allow for * as well as *.

5.0 Second Year of * Collaboration — 2003

The goal of the second year is to * and begin to * in anticipation of the * and beyond. Moreover, the majority of the responsibility for the library design phase should be *.

     5.1 Library Design

The Library Design Workgroup will monitor, modify, or update library design criteria, methods or processes as deemed necessary to improve the design of any given library. * may be *.

     5.2 Protocol Development

CONFIDENTIAL

By the beginning of 2003, all protocols being developed will be at * and will include HPLC purification as the *. In order to assure the development of approximately * protocols for the second year and prepare for the * the third year, there will be approximately * each quarter. This level of development activity requires maintaining * with the appropriate references, reaction schemes, monomer lists, and at minimum development quantities of necessary template.

     5.3 Compound Production

The annual production goal for the second year is * compounds, however, since by the *.

     5.4 HPLC Purification

All synthesized compounds from library protocols that included purification would be purified by HPLC purification. The decision to * would be based on the *, unless modified by the Steering Committee.

     5.5 Quality Control

All compounds produced in the second year would be analyzed *, using the *, unless modified by the Steering Committee.

Any compounds * that did *.

     5.6 Culling and Reformatting

All compounds that meet the appropriate acceptance criteria established in Section 3.7 will be consolidated as described in Section 3.8.

     5.7 Data Capture and Registration

All data and documentation will be maintained as defined in Section 3.9. It is anticipated that by the second year, the *. The * will continue as necessary going forward with a *.

     5.8 *

The following * for the second year of the new collaboration. The * will be at the discretion of Steering Committee

     5.8.1 *

By the end of the year, *.

     5.8.2 *

By the end of the year, *.

CONFIDENTIAL

     5.8.3 *

By the end of the year, * that include *.

     5.8.4 *

By the end of the year an * with * that allow the *. It will be at the discretion of the Steering Committee to determine *.

6.0 Third Year of * Collaboration — 2004

The goal of the third year is to * and *, as well as an *.

     6.1 Library Design

The Library Design Workgroup will monitor, modify, or update library design criteria, methods or processes as deemed necessary to improve the design of any given library. * may be *.

     6.2 Protocol Development

In order to assure the development of approximately * protocols for the third year and prepare for *, there will be approximately * each quarter. This level of development activity requires maintaining * with the appropriate references, reaction schemes, monomer lists, and at minimum development quantities of template.

     6.3 Compound Production

The annual production goal for the third year would be * compounds with each quarter’s production goal determined by the Steering Committee.

     6.4 HPLC Purification

All synthesized compounds from library protocols that included purification would be purified by HPLC purification. The decision to * would be based on the *. However, libraries that would be * could be * in order to * and will be left to the discretion of the Chemistry Workgroup.

     6.5 Quality Control

All compounds produced would be analyzed by *, using the * (Section 3.7).

Any * that did *.

     6.6 Culling and Reformatting

CONFIDENTIAL

All compounds that meet the appropriate acceptance criteria established in Section 3.7 will be consolidated as described in Section 3.8.

     6.7 Data Capture and Registration

All data and documentation will be maintained as defined in Section 3.9. The * will continue as necessary going forward with a *.

     6.8 *

The type of * will be left to the discretion of the Steering Committee.

7.0 Fourth, Fifth and Sixth Year of * Collaboration – 2005-2007

The goal the fourth through sixth year is *.

     7.1 Library Design

The Library Design Workgroup will monitor, modify, or update library design criteria, methods or processes as deemed necessary to improve the design of any given library. * by this time.

     7.2 Protocol Development

In order to assure the development of approximately * protocols for the fourth through the sixth years, there will be approximately * each quarter. This level of development activity requires maintaining * with the appropriate references, reaction schemes, monomer lists, and * minimum development quantities of necessary template, *.

     7.3 Compound Production

The annual production goal for 2005 — 2007 would be * compounds with each quarter’s production goal determined by the Steering Committee.

     7.4 HPLC Purification

All synthesized compounds from library protocols that included purification would be purified by HPLC purification. The decision to * would be based on the *. However, libraries that would be * could be * in order to * and would be at the discretion of the Chemistry Workgroup.

     7.5 Quality Control

All compounds produced would be analyzed by *, using the * (Section 3.7).

Any compounds * that did *.

CONFIDENTIAL

     7.6 Culling and Reformatting

All compounds that meet the appropriate acceptance criteria established in Section 3.7 will be consolidated as described in Section 3.8.

     7.7 Data Capture and Registration

All data and documentation will be maintained as defined in Section 3.9. The * will continue as necessary going forward with a *.

     7.8 *

The type of * will be left to the discretion of the Steering Committee.

8.0 Seventh Year of *Collaboration – 2008

The goal for the last year is * compounds. The goal for protocol development will be met by * to meet the requirement. The anticipated quarterly production goal is * but will be at the discretion of the Steering Committee. The purification, characterization, culling/reformatting, data capture and registration requirements would be maintained as in the previous year.

9.0 Collaboration Management and Staffing

     9.1 Steering Committee

The Steering Committee for this collaboration will have representatives from ArQule, and Pfizer. The committee will meet each year on a quarterly basis, and the Steering Committee members will establish the dates and locations of these meetings annually. These meetings will serve both to review overall progress, and to establish *. Key issues will include progress towards production goals, ensuring that the development pipeline is maintained, *, approve changes to plans, verify Pfizer compound delivery and manage conflict resolution. Most importantly, the Steering Committee may choose to change the priorities as a result of their assessment.

The scientific component of these meetings will be open to *, as well as *.

9.2 Staffing

* will be responsible for providing the appropriate staffing in order to meet the collaboration goals and deliverables. Chemistry development staff will be a combination of ph.d. And ms/bs staff with a variety of experience in library design and development. Production, purification and analytical staff will also be a combination of ph.d., Ms/bs and technician level as appropriate for each function.

CONFIDENTIAL

All * employees assigned to this collaboration will have had the appropriate level of safety training. In addition, * will provide *. The detailed operations plans for all training will be determined and agreed upon by the Steering Committee and documented in the minutes of the meetings.

•     will also provide * with exposure to *.

     9.3 Library Planning and Management

The Chemistry Workgroup, which is comprised of ArQule staff as well as Pfizer staff and presently meets *, will be responsible for identifying and managing the protocol development and production plans. The recommendations from this group will be brought to the Steering Committee on a quarterly basis for final approval. The Library Design Workgroup, which will be comprised of * will also meet regularly and be responsible for the *. This group will also assure that the *. The scientific membership of the Steering Committee will meet on a * basis as the Strategic Workgroup in order to make and implement necessary interim decisions.

     9.4 Key Personnel

Key Investigators

ArQule: *

Steering Committee Members

ArQule: * Pfizer: *

     9.5 Operations

All operational costs for * will be *. The annual expected expenses for * are approximated at $* per year and any excess expenses beyond the approximated amount will be approved by the Steering Committee and paid quarterly *. * will supply any necessary * that are *

Routine maintenance of the equipment to keep them operational would be the responsibility of *. * will also be responsible for any maintenance beyond routine and handled, at * expense by service contracts or for custom components by the *.

Appropriate documentation regarding protocol development, library production and analysis will be maintained according to Pfizer’s and ArQule’s documentation procedures. Pertinent data regarding the physical compounds * will be transferred by SD file and *

10.0 Pfizer *

     10.1 Procedure for *

CONFIDENTIAL

 *

     10.2 Procedure for *

 *

     10.3 Procedure for *

 *

     10.4 Procedure for *

 *

CONFIDENTIAL

     11.0 Glossary

The following definitions are provided to clarify terms used in the Collaboration Plan and they relate directly to the activities described in such Plan. They are not intended, necessarily to correspond directly to definitions in Section 1 of the Agreement, unless there is a direct correlation between the term used in the Collaboration Plan, its definition below and its definition in Section 1 of the Agreement. For avoidance of doubt, the definition in Section 1 of the Agreement supercedes the definition of any term used herein:

ADME – Absorption Distribution Metabolism and Excretion are important pharmacokinetic parameters that contribute in part to determining the potential of a compound being a drug.

AIMS – Array Information Management System is the integrated software that tracks the array through the production, purification, analytical and reformatting process.

AMAP™ — Automated Molecular Assembly Plant parallel synthesis system that functions as a combinatorial chemistry synthesis platform comprising library protocols, automated transformations, robotic chemical process workstations, workflow procedures, compound purification systems, analytical QC systems, user interface software, library design software and information management software.

Array – The subset of library compounds that move through the production, purification, analytical and reformatting process as a unit.

ASPECT – The ArQule integrated analytical LIMS software that tracks all of the information regarding the ArQule specific analytical process.

CGN – Computer Generated Notebooks are three ring binders that have a computer-generated identifier that tracks loose-leaf information associated with a particular array synthesis.

Chemistry Workgroup – The group of Pfizer and ArQule scientists that meet biweekly to discuss the progress of the development and production and prepare and manage the quarterly development and production plans.

Culling – The process of removing the compounds of a library that do not conform to the acceptance criteria.

Development – The process of performing the necessary chemistry and monomer validation to produce a protocol that will go into Production

Development Goal — The work product that is to be achieved by Development in a given year.

Development Staff — The staff that is responsible for carrying out the necessary chemistry and monomer validation to produce a protocol for Production.

 *

HPLC – High performance liquid chromatography is an analytical separation method that separates a mixture into its components in order to determine sample purity and/or component quantity

CONFIDENTIAL

HPLC Purification – The process of separating the components of a mixture into discrete segments separated by time on a column and collecting only the fraction(s) that contain(s) the compound(s) of interest.

HTS — High Throughput Screening

 *

IT — Information Technology

IP – Intellectual property

Library – The anticipated compounds to be made in production that are related by a common protocol.

Library Design — The process by which a set of compounds are constructed virtually and selected to give the most useful set of compounds with acceptable physical properties.

Library Design Workgroup – The group of Pfizer and ArQule scientists that will * the library design *.

Library Idea — The idea, scheme, template(s), around which a set of compounds will be made. This could also include literature precedent for the reaction(s) involved in constructing the library, and an analysis of necessary commercially available monomers to validate that an acceptable library could be made.

Library Synthesis — The synthesis of a library of compounds.

LIMS – Laboratory Information Management System is a software package dedicated to tracking the development and production samples through the analytical process.

LLE – Liquid-liquid extraction is a synthetic workup process of separating components into two immiscible liquid layers using the preferential solubility of each component for one of the two liquids. LLE is used as a clean up step during synthesis.

Monomer – Chemical reagents that couple to a core structure to provide diversity to the analogs of a library.

Monomer Selection — The process whereby the monomers that are to be used in a library are selected.

Monomer Validation — Each monomer selected to be in a library must undergo a coupling reaction with a representative coupling partner yielding product in a minimum yield and purity.

 *

Production – The process of performing the unit operations to synthesize library compounds, submit QC samples for analysis, then cull, reformat, package and ship the compound library with the associated data.

Production Goal — The work product that is to be achieved by Production in a given year.

Production Staff — The staff that are responsible for carrying out the production process.

Protocol — The set of instructions that include, monomers (passed and failed), reagents, solvents, reaction conditions, equipment, and process by which a library is synthesized.

CONFIDENTIAL

Protocol Validation — After the reaction and monomers have been optimized, a subset of the library is run at the production facility. QC Analysis – Quality Control analysis of the products from a library, assuring that only products that meet the acceptance criteria are packaged and shipped.

Reformatting – The process of redistributing only the compounds that conform to the acceptance criteria into full microtiter plates.

Registration – The process of transferring the structural information as well as the associated pertinent production and analytical data to a database *.

SD File – Structure data file associates the compound structure with the pertinent information regarding that structure in a user defined format that can be used to transfer information between two registration databases easily, efficiently and effectively.

SPE – Solid phase extraction is a synthetic workup process that allows the separation of components by using their differential adsorption on a chemically modified solid support. SPE is used as a clean up step during synthesis.

Steering Committee – The group of Pfizer and ArQule staff that manage the collaboration.

Strategic Workgroup – The scientific core team of the Steering Committee that makes and implements decisions on an interim basis as necessary.

 *

Template – The structural component(s) of library members on which diversity elements are introduced by monomer attachment.

 *

Exhibit D

1

CERTIFICATE OF OWNERSHIP

This Certificate of Ownership is issued in connection with that certain Technology Acquisition Agreement, dated as of July 19, 1999 (the “Agreement”) by and between Pfizer, Inc. and its Affiliates (collectively, “Pfizer”) and ArQule, Inc. (“ArQule”). Capitalized terms used herein without definition shall have the same respective meanings as those ascribed to them in the Agreement

1.     I, James Kyranos, the undersigned, being a duly elected and qualified Vice President of ArQule, on behalf of ArQule do hereby certify that:

(a) On January 3, 2000, ArQule completed configuration, delivery and installation in the Production Facility of a new, operational System conforming to the description set forth in Exhibit B to the Agreement and containing the equipment (the “System Equipment”) listed in Exhibit C to the Agreement (copies of which exhibits are annexed hereto);

(b) The Steering Committee has determined that the Move-In Date was January 3, 2000; and

(c) Pursuant to Section 3.1 of the Agreement, Pfizer, effective as of January 3, 2000, acquired legal title to the System Equipment and assumed the risk of loss thereof.

2.	As a further assurance to Pfizer, ArQule hereby represents, warrants and confirms that, pursuant to the terms of the Agreement

(a) the System Equipment was, on January 3, 2000, free and clear of all encumbrances and ArQule had the right to transfer and convey the same,

(b) ArQule transferred and conveyed to Pfizer all of its rights and interests in and to the System Equipment; and

(c) The processes, methods and other ArQule Technology which, in addition to the System Equipment, are elements of the System have been licensed to Pfizer.

By acceptance of this Certificate of Ownership, Pfizer acknowledges that the statements contained in paragraphs 1(a), (b) and (c) above are true, complete and accurate in all respects.

IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of ArQule to this Certificate of Ownership as of May 31, 2000.

1

CONFIDENTIAL

[SEAL]

ARQULE, INC.

James Kyranos, Vice President

               I, Michael D. Rivard, Vice President and Assistant Secretary of ArQule, do hereby certify that James Kyranos is a duly elected and qualified Vice President of ArQule, and that his signature set forth above is his true signature.

               IN WITNESS WHEREOF, I have hereunto set my hand as of May 31, 2000

Michael D. Rivard, Vice President and Assistant Secretary

Exhibit E

Success Payment Schedule

Year	2002	2003	2004

Quarter 1 ($*)	*	*	*
Quarter 2 ($*)	*	*	*
Quarter 3 ($*)	*	*	*
Quarter 4 ($*)	*	*	*
Total	*	*	*

1

Exhibit F

Payment Schedule

Year	2002	2003	2004	2005	2006	2007	2008	Total

# of Compounds/ year (000’s)	*	*	*	*	*	*	*	*
$ / compound	*	*	*	*	*	*	*	*
Total $/year ($ *)	*	*	*	*	*	*	*	*
Technology Cost ($ *)	*	*	*	*	*	*	*	*
Lease Payments ($ *)	*	*	*	*	*	*	*	*
Compound Cost ($ *)	*	*	*	*	*	*	*	*

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EXHIBIT G

COMMON STOCK PURCHASE AGREEMENT

between

ARQULE, INC.

and

PFIZER HOLDINGS
EUROPE

dated as of December 19, 2001

i

ii

COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT dated as of December 19, 2001 (the “Agreement”) is made between ARQULE, INC., a corporation organized under the laws of the State of Delaware (“ArQule” or the “Company”), and PFIZER HOLDINGS EUROPE (“Pfizer”), an unlimited liability company incorporated under the laws of the Republic of Ireland.

R E C I T A L

     ArQule desires to sell to Pfizer, and Pfizer desires to purchase from ArQule, pursuant to this Agreement, shares of ArQule’s common stock, with an aggregate purchase price of $10,000,000, on the terms and conditions described herein and in reliance upon the representations, warranties and agreements contained herein.

     ArQule and Pfizer have agreed, in the Collaboration Agreement dated as of December 19, 2001 (“Collaboration Agreement”), that Pfizer shall purchase, over the next two years, up to an additional $8,000,000 of ArQule’s common stock if ArQule meets certain performance requirements specified in the Collaboration Agreement, on the terms and conditions set forth in the Collaboration Agreement.

     Defined terms are set forth in Section 12.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, ArQule has authorized the sale to Pfizer of 755,258 shares of the common stock, par value $0.01 per share (the “Common Stock”), of ArQule at a price of $13.241 per share, at an aggregate purchase price of $10,000,000. Collectively, the shares of Common Stock which shall be purchased pursuant to this Section 1 are referred to herein as the “Shares.”

     SECTION 2. Aggregate Purchase Price. The aggregate purchase price for the Shares (the “Aggregate Purchase Price”) shall be $10,000,000.

     SECTION 3. Delivery of the Shares at the Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall occur on or before December 28, 2001 at 10:00 a.m. at the offices of ArQule, 19 Presidential Way, Woburn, Massachusetts, or at such other time and date and at such other place as may be agreed upon by ArQule and Pfizer (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing, Pfizer shall pay to ArQule an amount in cash or by wire transfer equal to the Aggregate Purchase Price and ArQule shall deliver to Pfizer one or more stock certificates in such denomination and registered in the name of Pfizer, or in such nominee name(s) as designated by Pfizer, representing the number of Shares being purchased.

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     SECTION 4. Representations, Warranties and Covenants of ArQule. ArQule hereby represents and warrants to, and covenants with, Pfizer as follows:

          4.1 Organization and Qualification. ArQule is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted and proposed to be conducted. ArQule is duly qualified to transact business and to own and use its property and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or conditions (financial or otherwise) of ArQule (a “Material Adverse Effect”). Except for Camitro Corporation and ArQule International, Inc., ArQule has no subsidiaries. Each listed subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California and Barbados, respectively, and each has all requisite corporate power and authority to conduct its business and own and use its property as currently conducted and proposed to be conducted. Each listed subsidiary is duly qualified to transact business and to own and use its property and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

          4.2 Authorized Capital Stock. ArQule is authorized to issue 50,000,000 shares of Common Stock, and 1,000,000 shares of undesignated preferred stock, $0.01 par value per share (the “Preferred Stock”). As of November 15, 2001, there were 20,389,588 shares of Common Stock and no shares of Preferred Stock outstanding. No shares of capital stock, or securities convertible into or exercisable for capital stock or other rights affecting the capital stock, have been issued since such date except for issuances pursuant to ArQule’s equity compensation plans or pursuant to outstanding options, warrants or rights, in each case as described in filings made with the Securities and Exchange Commission (“SEC”). All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock were issued in violation of the preemptive rights, if any, of any stockholders of ArQule.

          4.3 Consents; Due Execution; Delivery and Performance of the Agreement. ArQule has all corporate power and authority to execute, deliver and perform its obligations under this agreement and to issue the Shares. ArQule’s execution, delivery and performance of this Agreement (a) has been duly authorized under Delaware law by all requisite corporate action by ArQule, (b) will not violate any applicable law, ordinance, rule or regulation or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of ArQule or the charter documents of any other corporation of which ArQule owns at least 50% of the outstanding voting stock (an “ArQule Subsidiary”) or any provision of any indenture, mortgage, agreement, contract or other material instrument to which ArQule or any ArQule Subsidiary is a party or by which any of their respective properties or assets is bound as of the date hereof, and (c) will not require any consent by any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security

2

interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of ArQule or any ArQule Subsidiary. Upon its execution and delivery, and assuming the valid execution thereof by Pfizer, the Agreement will constitute a valid and binding obligation of ArQule, enforceable against ArQule in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.4 Issuance, Sale and Delivery of the Shares. When issued and paid for, the Shares to be sold hereunder by ArQule will be validly issued and outstanding, fully paid and non-assessable.

          4.5 Exempt Transaction. Subject to the accuracy of Pfizer’s representations in Section 5.1 of this Agreement, the issuance of the Shares will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto.

          4.6 Compliance with Rule 144. At the written request of Pfizer in connection with any sales of Shares by Pfizer, ArQule shall furnish to Pfizer, within three days after receipt of such request, a written statement confirming or denying ArQule’s compliance with the filing requirements of the SEC set forth in SEC Rule 144 as amended from time to time.

          4.7 Disclosure. Neither this Agreement, nor any other items prepared or supplied to Pfizer by or on behalf of ArQule with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which ArQule has not disclosed to Pfizer in writing and of which any of its directors or executive officers is aware or should be aware (other than general economic conditions) which has had or would reasonably be expected to have a Material Adverse Effect upon the business prospects of ArQule. ArQule further warrants that the annual report for the year ending December 31, 2001 on Form 10-K did not contain any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein not misleading as of the date filed.

          4.8 Additional Information. All reports filed by ArQule with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. ArQule has made all filings with the SEC which it is required to make, and ArQule has not received any request from the SEC to file any amendment or supplement to any such reports. ArQule agrees that, as long as the Collaboration Agreement is in effect, it will furnish to Pfizer all annual and quarterly

3

reports generally furnished to ArQule’s stockholders in the normal course, and SEC filings upon request.

          4.9 No Material Changes. As of the date hereof, there has been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of ArQule since the filing date of ArQule’s last report with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

          4.10 Litigation. There is no action, suit, investigation or proceeding pending, or, to ArQule’s knowledge, threatened, against ArQule and/or any ArQule Subsidiary(a) which questions the validity of this Agreement or the ability of ArQule to consummate the transactions contemplated hereby or (b) which, singly or in the aggregate, if the subject of unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          4.11 Voting Arrangements. To the best of ArQule’s knowledge after due inquiry, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of ArQule relating to the voting of their respective shares.

          4.12 Nasdaq National Market Designation. The Common Stock of ArQule is listed on the Nasdaq National Market and ArQule knows of no reason or set of facts which is likely to result in the delisting of the Common Stock on the Nasdaq National Market System or the inability of such stock to continue to be included in the Nasdaq National Market.

     SECTION 5. Representations, Warranties and Covenants of Pfizer.

          5.1 Investment Considerations. Pfizer represents and warrants to, and covenants with, ArQule that:

               (a) Pfizer is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to ArQule, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

               (b) Pfizer is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

               (c) Pfizer understands that the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from ArQule in a transaction not involving a public offering and that under such laws and applicable regulations such securities

4

may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Pfizer represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

               (d) Pfizer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder;

               (e) Pfizer qualifies as an “accredited investor” within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Securities Act; and

               (f) It is understood that the certificates evidencing the Shares shall bear the following legend unless and until the resale of the Shares pursuant to an effective Registration Statement (as defined below) or until the Shares may be sold under Rule 144 without restrictions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY ARQULE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ARQULE AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

          5.2 Due Execution, Delivery and Performance of the Agreement. Pfizer further represents and warrants to, and covenants with, ArQule that (a) Pfizer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate the charter documents of Pfizer or any other corporation of which Pfizer owns at least 50% of the outstanding voting stock (a “Pfizer Subsidiary”) or any applicable law, ordinance, rule or regulation or any provision of any indenture, mortgage, agreement, contract or other material instrument to which Pfizer or any Pfizer Subsidiary is a party or by which Pfizer, any Pfizer Subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any material lien, security interest, mortgage, pledge, charge or encumbrance upon any assets of Pfizer or any Pfizer Subsidiary, and (c) upon the execution and delivery of this Agreement, and assuming the valid execution thereof by ArQule, this Agreement shall constitute a valid and binding obligation of Pfizer enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting

5

creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 6. Conditions to the Obligations of the Purchaser.

          The obligation of Pfizer to purchase the Shares at the Closing is subject to the fulfillment, or the waiver in writing by Pfizer, of the conditions set forth in this Section 6 on or before the Closing Date.

          6.1 Accuracy of Representations and Warranties. Each representation and warranty of ArQule contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          6.2 Performance. ArQule shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by ArQule prior to or at the Closing.

          6.3 Opinion of Counsel. Pfizer shall have received an opinion from Arnold & Porter (or other outside counsel chosen by ArQule and reasonably acceptable to Pfizer), counsel to ArQule dated as of the Closing Date, addressed to Pfizer, and substantially in the form attached hereto as Exhibit A.

          6.4 Certificates and Documents. ArQule shall have delivered to counsel to Pfizer:

               (a) a certificate of the Secretary or Assistant Secretary of ArQule dated as of the Closing Date, certifying as to (i) the incumbency of officers of ArQule executing this Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of ArQule, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of ArQule authorizing and approving ArQule’s execution, delivery and performance of this Agreement, all matters in connection with this Agreement, and the transactions contemplated thereby.

               (b) a certificate, executed by the duly authorized officer of ArQule as of the Closing Date, certifying to the fulfillment of all of the conditions to Pfizer’s obligations under this Agreement, as set forth in this Section 6.

          6.5 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to Pfizer and its counsel, and Pfizer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

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     SECTION 7. Conditions to the Obligations of ArQule.

          The obligation of ArQule to issue and sell the Shares at the Closing is subject to the fulfillment, or the waiver by ArQule, of the conditions set forth in this Section 7 on or before the Closing Date.

          7.1 Accuracy of Representations and Warranties. Each representation and warranty of Pfizer contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          7.2 Certificates and Documents. Pfizer shall have delivered to counsel to ArQule:

               (a) a certificate of the Secretary or Assistant Secretary of Pfizer dated as of the Closing Date, certifying as to (i) the incumbency of officers of Pfizer executing this Agreement and all other documents executed and delivered in connection herewith. (b) a certificate, executed by a duly authorized officer of Pfizer as of the Closing Date, certifying to the fulfillment of all of the conditions to ArQule’s obligations under this Agreement, as set forth in this Section 7.

          7.3 Performance. Pfizer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Pfizer prior to or at the Closing.

          7.4 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to ArQule and its counsel, and ArQule and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     SECTION 8. Survival of Representations, Warranties and Agreements; Assignability of Rights. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by ArQule and Pfizer herein, except as otherwise expressly provided herein, shall terminate upon the delivery to Pfizer of the Shares being purchased and the payment therefor. Except as otherwise provided herein, (i) the covenants, agreements, representations and warranties of ArQule made herein shall bind ArQule’s successors and assigns and shall inure to the benefit of Pfizer’s successors and assigns and (ii) the covenants, agreements, representations and warranties of Pfizer made herein shall bind Pfizer’s successors and assigns and shall inure to the benefit of ArQule’s successors and assigns.

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     SECTION 9. Incidental Registration.

     For the purpose of this Section 9, the term “Registrable Shares” shall mean (i) all Shares, and (ii) Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such Shares. The term “Registration Statement” shall mean any Registration Statement filed by ArQule under the Securities Act for the offer and sale by ArQule in a public offering of not less than $5 million of Common Stock, which shall not include any offering made in connection with a business combination transaction or employee benefit plan.

          9.1 Registration of Shares. ArQule covenants and agrees that it will:

               (a) Whenever ArQule proposes to file a Registration Statement, prior to such filing it shall give reasonable advance written notice to Pfizer of its intention to do so, and upon the written request of Pfizer which shall be given no later than 30 days after ArQule provides such notice (which request shall state the intended method of disposition of such Registrable Shares), ArQule shall use its best efforts to cause all Registrable Shares which ArQule has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Pfizer; provided that: (i) ArQule shall not be required to make more than four (4) such registrations pursuant to this Section 9.1; (ii) ArQule shall have the right to postpone or withdraw any registration effected pursuant to this Section 9.1(a) without obligation or liability to any stockholder and (iii) ArQule shall have the right to postpone or withdraw any registration effected pursuant to this Section 9 without obligation to Pfizer (except that such registration shall not count as one of the two requests permitted under clause (i)) if, in the reasonable opinion of the Board of Directors of ArQule, such registration statement would be materially detrimental to ArQule.

               (b) In connection with any offering under this Section 9 involving an underwriter, and subject to the next sentence hereof, ArQule shall not be required to include any Registrable Shares in such underwritten public offer in such quantity as will, in the reasonable opinion of the managing underwriter, jeopardize the success of the offering by ArQule or materially adversely affect the price receivable by ArQule in such offering. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which Pfizer has requested to be included would materially and adversely affect the success or the price receivable in such public offering, then ArQule shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such a material adverse effect; provided that any such number of Registrable Shares that ArQule shall be required to include in the underwriting shall be allocated, among Pfizer and the other holders, if any, that then have a right to request, and have requested, Registrable Shares to be included in the underwriting, in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which Pfizer and each such other holder has requested to be included in the underwriting.

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          9.2 Allocation of Expenses. ArQule shall pay the reasonable and actual Registration Expenses for all registrations pursuant to this Agreement. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by ArQule in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for ArQule, out-of-pocket expenses of ArQule and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discount and selling commissions Such underwriting discounts and selling commissions shall be borne pro rata by the selling holders in accordance with the number of shares of their Common Stock included in such registration.

          9.3 Cessation of Sales. In the event of any registration of Registrable Shares under the Securities Act pursuant to this Agreement, Pfizer agrees that, upon receipt of any notice from ArQule of (i) any request by the SEC for amendments or supplements to a Registration Statement or related prospectus covering any of Pfizer’s Registrable Shares, (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any of Pfizer’s Registrable Shares or the initiation of any proceedings for that purpose, (iii) the receipt by ArQule of any notification with respect to the suspension of the qualification of any Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires amending or supplementing the Registration Statement, prospectus, prospectus supplement or post-effective amendment so that any of the foregoing will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (v) ArQule’s reasonable determination that a post-effective amendment to the Registration Statement or a supplement to any related prospectus is required under the Securities Act; Pfizer will immediately discontinue disposition of such Registrable Shares. Pfizer further agrees that (x) it shall not resume its disposition of Registrable Shares pursuant to such Registration Statement or related prospectus unless it has received notice from ArQule that such Registration Statement or amendment has become effective under the Securities Act and has received a copy or copies of the related prospectus (as then amended or supplemented, as the case may be), unless the Registrable Shares are then listed on a national securities exchange and ArQule has advised Pfizer that ArQule has delivered copies of the related prospectus, as then amended or supplemented, to such exchange and (y) if so directed by ArQule, such holder will deliver to ArQule (at ArQule’s expense) all copies, other than permanent file copies then in such stockholder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

          9.4 Indemnification.

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law ArQule shall indemnify and hold harmless Pfizer and each of its officers, directors and employees of Pfizer, if any, each underwriter of such Registrable Shares and each other persons, if any, who controls Pfizer or such underwriter within the meaning of the Securities Act or the Exchange Act

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against any losses, claims, damages, expenses or liabilities, joint or several, to which Pfizer, such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, or any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and ArQule shall reimburse Pfizer, such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by Pfizer, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ArQule shall not be liable in any such cases to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to ArQule, in writing, by or on behalf of Pfizer, such underwriter or controlling person specifically for use in the preparation thereof.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, Pfizer and each other seller, if any, of Registrable Shares, severally and not jointly, shall indemnify and hold harmless ArQule, each of its directors, officers and employees, and each underwriter (if any) and each person, if any, who controls ArQule or any such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities joint or several, to which ArQule, such directors and officers, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to ArQule by such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of Pfizer hereunder shall be limited to an amount equal to the proceeds to Pfizer of Registrable Shares sold as contemplated herein.

               (c) Indemnifications of an underwriter pursuant to this Section 9.4 shall not be interpreted as providing relief of such underwriter from any or all of its due diligence obligations. Further, an underwriter shall not be entitled to indemnification pursuant to this section in the event that it fails to deliver to any seller of Registrable Shares any preliminary or

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final or revised prospectus, as required by the Rules and Regulations of the Commission. Finally, no indemnification shall be provided pursuant to this Section in the event that any error in a preliminary prospectus of ArQule is subsequently corrected in the final prospectus of ArQule for a particular offering, and such final prospectus is delivered to the person seeking indemnity, in the case of a claim made under Section 9.4(a), or to all purchasers in the offering by ArQule in the case of a claim under Section 9.4(b) prior to the date of purchase of the securities.

               (d) Each party entitled to indemnification under this Section 9.4 (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has been given notice of a claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided therein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent actually prejudiced. The Indemnified Party may participate in such defense at such Indemnified Party’s expense, provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement.

               (e) If the indemnity and reimbursement obligation provided for in this Section 9.4 is unavailable or insufficient to hold harmless a party entitled to indemnification in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this section were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this section. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9.4(d) shall be deemed to include any legal and other expenses reasonably incurred by such indemnified

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party in connection with investigating or defending any losses, claims, damages or liabilities which is the subject of this Section 9.4(d).

               (f) No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the indemnifying party if the indemnifying party was not guilty of such fraudulent misrepresentation.

          9.5 Termination. Pfizer’s incidental registration rights hereunder shall terminate as to any Shares upon the earlier of (i) when the Shares may be sold by Pfizer under Rule 144(k) under the Securities Act, or (ii) such time as no such Shares are held by Pfizer.

     SECTION 10. Covenants of Pfizer and ArQule.

          10.1 Standstill Agreement.

               (a) Certain Definitions Unless the context otherwise requires, the following terms, for all purposes of this Section 10, shall have the meanings specified in this Section 10.1(a):

“Affiliate” shall mean any entity which controls, is controlled by or is under common control with Pfizer. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity. Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

“Change of Control” shall mean (i) the acquisition by any person or entity (other than ArQule, any subsidiary of ArQule, any employee benefit plan of ArQule, or any entity organized, appointed or established by ArQule holding securities of ArQule pursuant to such benefit plan) directly or indirectly, of securities, or the rights to acquire securities, representing 50% or more of the combined voting power of ArQule’s then outstanding securities; or (ii) a merger or consolidation of ArQule with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of ArQule outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of ArQule or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation

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effected to implement a recapitalization of ArQule (or similar transaction) which does not otherwise constitute a Change in Control.

“Maximum Percentage” shall mean 10%.

“Outstanding Voting Stock” of ArQule, or another entity as the context requires, shall mean (i) the Common Stock or other securities of ArQule (or such other entity) then outstanding and (ii) any other securities convertible into Common Stock of ArQule (or such other entity) then outstanding, having the power to vote on any matter brought before shareholders at a meeting or by written consent, other than securities having such power only upon the happening of a contingency which has not yet occurred.

“Voting Power” shall mean the number of votes entitled to then be cast by the Outstanding Voting Stock of ArQule at any election of directors of ArQule.

“Voting Stock” shall mean the Common Stock outstanding, assuming the exercise or conversion of all outstanding securities convertible into or exercisable or exchangeable for Common Stock and any other securities issued by ArQule having the power to vote in the election of directors of ArQule other than securities having such power only upon the happening of a contingency which has not yet occurred.

               (b) Prohibited Acquisitions. Pfizer agrees that, for a period of [four(4)] years following the Closing Date, unless it has obtained the prior written consent of ArQule, it will not directly or indirectly (i) acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally or additional purchased Voting Stock as set forth in the Collaboration Agreement), (ii) make a tender, exchange or other offer for Voting Stock which would result in such an acquisition, or (iii) engage in any solicitation of proxies (within the meaning of the federal securities laws) for the purpose of obtaining shareholder approval for any transaction that would result in such an acquisition, if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then beneficially owned by Pfizer, or which Pfizer has a right to acquire, to an aggregate number of shares exceeding the Maximum Percentage of the total Voting Power of ArQule at the time in effect; provided that it will not be a violation of this Section 10.1 if the aggregate percentage of the total Voting Power of ArQule represented by Voting Stock beneficially owned by Pfizer or which Pfizer has a right to acquire is increased as a result of a recapitalization of ArQule on or after the date of this Agreement, repurchase by ArQule of any of its Common Stock or any other action taken by ArQule or its affiliates. In the event that Pfizer owns in the aggregate more than the Maximum Percentage of the total Voting Power of ArQule due to a repurchase by ArQule of any of its Common Stock Pfizer may, but is not required to request that ArQule repurchase that number of shares of its Common Stock from Pfizer necessary to reduce Pfizer’s ownership of ArQule’s

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Common Stock below the Maximum Percentage, at the current market price; provided, however, that the foregoing shall not be deemed to limit ArQule’s remedies in the event that the excess Voting Stock is acquired in violation of this Section 10.1(b).

               (c) Exceptions. The parties agree that the restrictions set forth in Section 10.1(b) above shall not apply (a) if a public announcement is made of (i) the commencement of, or an intention to commence or make, a tender offer or exchange offer by any person other than Pfizer or an Affiliate for Voting Stock or (ii) a proposal of any business combination to effect a Change of Control of ArQule by any person other than Pfizer or an Affiliate or (b) Pfizer acquires Voting Stock as a result of the combination of Pfizer or an Affiliate with, or the acquisition by Pfizer or any Affiliate of, another entity.

               (d) Prohibited Transfer. Any purchase which causes Pfizer to be in violation of the terms of Section 10.1(b) above shall not be effected by ArQule and shall be voidable at the option of ArQule by its giving written notice to the transferor, his transferee and Pfizer.

               (e) Affiliates of Pfizer. Pfizer represents to ArQule that there is no Affiliate which, as of the date of this Agreement, owns of record or beneficially any (i) Voting Stock, or (ii) any other securities convertible or exchangeable (with or without the payment of additional consideration) into Voting Stock of ArQule. Pfizer covenants to ArQule that, if at any time while this Section 10.1 is in effect, any Affiliate of Pfizer becomes or intends to become the beneficial owner, as defined in regulations promulgated by the Securities and Exchange Commission, of any Voting Stock, or any securities convertible or exchangeable into Voting Stock, Pfizer will, whether prior to such ownership if possible, or, if not possible, as soon as practicable after such ownership, cause such Affiliate to agree to be bound by Section 10.1 of this Agreement.

          10.2 Information by Holder. Each holder of Registrable Shares included in any Registration shall furnish to ArQule such information regarding such holder and the distribution proposed by such holder as ArQule may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Article 9.

          10.3 “Stand-Off” Agreement. Pfizer, if requested by ArQule and an underwriter of Common Stock or other securities of ArQule, shall agree not to sell otherwise transfer or dispose of any Registrable Shares or other securities of ArQule held by such Stockholder for a specified period of time (not to exceed 90 days) following the effective date of a Registration Statement; provided that all executive officers and directors of ArQule enter into similar agreements. Such agreement shall be in writing in a form satisfactory to ArQule and such underwriter. ArQule may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

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          10.4 Term. Except as otherwise expressly provided herein, the provisions of this Section 10 shall terminate and be of no further force and effect upon the date five years after the Closing Date.

     SECTION 11. Miscellaneous.

          11.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to ArQule:	ArQule, Inc.
19 Presidential Way
Woburn, MA 01801
Attention: Chief Executive Officer
Copy to: General Counsel

Telephone: 781-994-0300
Telecopy: 781-994-0587

with a copy to:

Arnold & Porter
1600 Tysons Boulevard
Suite 900
McLean, VA 22102
Attention: Steve Parker, Esq.

If to Pfizer:	Pfizer Global Research and Development
50 Pequot Avenue
New London, CT 06320
Attention: Vice President of Strategic Alliances
Copy to: Assistant General Counsel PGRD

Telephone: 860-441-8014
Telecopy: 860-441-1738

          11.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

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          11.3 Assignment. Neither this Agreement nor any of the rights and obligations contained herein may be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either ArQule or Pfizer may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party’s assets to an unrelated third party; provided further, that such party’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

          11.4 Amendments and Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by ArQule and Pfizer. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          11.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          11.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America.

          11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          11.9 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

          11.10 Publicity. Neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party which shall not be unreasonably withheld, except as may be required by applicable law or regulation.

     SECTION 12. Definitions. The following terms are defined in the Sections indicated:

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Affiliate	10.1(a)
Aggregate Purchase Price	2
Agreement	Preamble
ArQule	Preamble
ArQule Subsidiary	4.3
Change of Control	10.1(a)
Closing	3
Closing Date	3
Collaboration Agreement	Recital
Common Stock	1
Company	Preamble
Exchange Act	4.8
Adverse Effect	4.1
Maximum Percentage	10.1(a)
Outstanding Voting Stock	10.1(a)
Pfizer	Preamble
Pfizer Subsidiary	5.2
Preferred Stock	4.2
Registrable Shares	9
Registration Expenses	9.2
Registration Statement	9
SEC	4.2
Securities Act	4.5
Voting Power	10.1(a)
Voting Stock	10.1(a)

[The remainder of this page is intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ARQULE, INC.

By:

	By:	Stephen A. Hill
	Title:	President and Chief Executive Officer

PFIZER HOLDINGS EUROPE

By:

By:
Title:

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